Exhibit 99.2

For Immediate Release

For Instinet:

Investor Relations:                            Media Relations:
John Pitt                                      Calvin Mitchell
212 310 7481                                   212 310 7520
john.pitt@instinet.com                         calvin.mitchell@instinet.com

For Island:

Media Relations:
Andrew Goldman
212 231 5047
andrew@island.com


                  INSTINET AND ISLAND ECN CLOSE HISTORIC MERGER

New York, September 20, 2002 - Instinet Group Incorporated (Nasdaq: INET) and Island ECN announced today that they have completed their merger. Effective today, Island Holding Company has become a wholly-owned subsidiary of Instinet Group Incorporated. This combination will offer professional investors and traders superior trading platforms and diverse trading choices in worldwide marketplaces.

"This merger will provide customers with broader and deeper liquidity and offer them better execution opportunities and improved performance across multiple markets in the U.S. and around the globe. We look forward to setting the standard for delivering the most innovative products and services to our customers," said Ed Nicoll, Instinet's newly appointed Chief Executive Officer.

About Instinet:

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.


About Island:

Island ECN is a technology leader in electronic marketplaces, handling approximately one out of every five trades in Nasdaq securities.(1) Island ECN is also the largest single marketplace for the most heavily traded security in the world, QQQ.2

(1) Source: Market share for Island calculated from internal data. Island reports a majority of its trades in Nasdaq securities to the Cincinnati Stock Exchange. Nasdaq's Economic Research Department excludes such trades from their calculations of market share. Island calculates its market share by adding total trades reported to Nasdaq with total trades reported to the CSE. 2 Source:
Consolidated volume from AmexTrader, volume for NYSE and AMEX acquired from Reuters terminal, Island volume from Island internal data. Island percent market share of QQQ trading calculated by dividing Island total reported QQQ share volume into consolidated volume. AMEX and NYSE market shares calculated by dividing the volume reported.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.


(C)2002 Instinet Corporation and its affiliated companies. All rights reserved. Member NASD/SIPC. INSTINET and the INSTINET Mark are service marks in the United States and in other countries throughout the world. Instinet Corporation is a subsidiary of Instinet Group Incorporated.



This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Quarterly Report on Form 10-Q for the period ended June 30, 2002 as Exhibit 99.1, and other documents filed with the SEC and available on the Company's website. Certain information regarding Nasdaq trading volumes is also included in the Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and on the Company's website at www.instinet.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.